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                                                                     EXHIBIT 4.1

                1997 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

  The purpose of the 1997 Nonemployee Directors Stock Incentive Plan of FirstFed Financial Corp. (the "Plan") is to provide incentives that will attract and retain highly competent persons as Nonemployee Directors of FirstFed Financial Corp. (the "Company") by providing them with opportunities to acquire a proprietary interest in the Company by the grant to such persons of nonqualified Stock Options which may result in their ownership of Common Stock of the Company.

2. DEFINITIONS.

  (a) "Act" means the Securities Act of 1933, as amended.

  (b) "Administrator" shall mean the Board or if and to the extent the Board delegates any of its authority hereunder in accordance with Section 4(b) hereto, the Committee.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Committee" means a committee appointed by the Board to administer the Plan pursuant to Section 4(b) hereof.

  (e) "Common Stock" means the common stock, $1.00 par value, of the Company.

  (f) "Company" means FirstFed Financial Corp.

  (g) "Date of Grant" means the date determined as set forth in section 6 hereof.

  (h) "Disability" means any medically determinable physical or mental impairment of a Participant, as determined by the Administrator, in its complete and sole discretion, which is expected to last for a period of at least 180 days, as a result of which such Participant is unable to engage in any substantial gainful activity. All determinations as to Participant disabled status or the date and extent of any disability shall be made by the Administrator upon the basis of such information as it deems necessary or desirable.

  (i) "Eligible Participant" means a Nonemployee Director.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (k) "Fair Market Value" on a given date means (i) the last reported sales price for the Common Stock on the trading day first preceding the date as of which such determination is made, as reported by the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, such other national securities exchange on which the Common Stock is listed), (ii ) if the Common Stock is not then listed on a national securities exchange, the last reported price quotation for the Common Stock on the trading day first preceding the date as of which such determination is made as reported by National Association of Securities Dealers Automatic Quotation System (NASDAQ) or any successor thereto, or (iii) if no such quotations are available, the fair market value of a share of such stock shall be deemed the last reported sales price furnished by a professional securities dealer making a market in such shares, as selected by the Board of Directors, for the trading date first preceding the date on which such determination is made.

  (l) "Nonemployee Director" means a member of the Board who is not an officer or employee of the Company or any of its subsidiary corporations at the time of determination.

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  (m) "Normal Board Retirement" means, in conjunction with termination of a
Participant's services as a member of the Board for any reason other than death or Disability, the determination of the Administrator or the Executive Committee of the Board that such termination constitutes Normal Board Retirement. In the absence of such a determination, termination of a Participant's services as a member of the Board shall be deemed to be for reasons other than Normal Board Retirement.

  (n) "Option" or "Stock Option" means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

  (o) "Option Agreement" means an option agreement signed by the Company and the Participant in such form and including such terms and conditions not inconsistent with the Plan as the Administrator may in its discretion from time to time determine.

  (p) "Participant" means any Eligible Participant who receives Options pursuant to Section 6 hereof.

  (q) "Plan" means the 1997 Nonemployee Directors Stock Incentive Plan as set forth herein, and as it may be amended from time to time.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Options granted under the Plan will not exceed 200,000.

  (b) The shares to be delivered under the Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

  (c) Shares of Common Stock subject to an unexercised portion of any Stock Option granted under the Plan which expires or terminates or is canceled will again become available for the grant of further Options hereunder.

4. ADMINISTRATION OF THE PLAN.

  (a) The Plan shall, to the extent possible, be self-effectuating. The Plan will be administered by the Board. The Board is authorized and empowered to administer the Plan, which administration shall include (but is not limited to) authority to (i) construe and interpret the Plan and any agreements defining the rights and obligations of the Company and Participants under the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) further define the terms used in the Plan; (iv) determine the rights and obligations of Participants under the Plan; and ( v) make all other determinations necessary or advisable for the administration of the Plan. Each Option granted under the Plan shall be evidenced by an Option Agreement.

  (b) The Board of Directors may, in its discretion, delegate any or all of its authority under the Plan to a committee consisting of three or more directors of the Company, each of whom has not been eligible at any time within one year before appointment to such committee to receive an Option under the Plan, except the Board may not delegate the powers set forth in
Section 8, 14(a), or 15 hereof or powers which, under applicable law, are nondelegable.

  (c) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Option under it, including, without limitation, adjustments pursuant to Section 8. In making determinations under the Plan, the Board or the Committee may obtain and may rely upon the advice of independent counsel and accountants and other advisors to the Company. No member of the Board or the Committee, nor any officer of the Company shall be liable for any such action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder.

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5. PARTICIPATION.

  Options shall be granted to each Nonemployee Director exclusively in accordance with the provisions set forth in Section 6 hereof.

6. AUTOMATIC OPTION GRANTS.

  (a) Initial Grant.

    (i) Each person serving as a Nonemployee Director as of the Effective Date of the Plan shall be granted automatically (without any action by the Administrator) a Stock Option to purchase 4,000 shares of Common Stock, which grant shall be priced and effective as of January 30, 1997. These shares shall be vested on January 31, 1998.

    (ii) Whenever any person shall become a Nonemployee Director, there shall be granted to such person, automatically (without any action by the Administrator), a Stock Option (the Date of Grant of which shall be the date such person shall have become a Nonemployee Director) to purchase 2,000 shares of Common Stock (subject to adjustment pursuant to Section 8 hereof), which shares shall vest at the first Board meeting attended by such director thereafter.

  (b) Annual Grant.

    (i) As to each person serving as a Nonemployee Director on the Effective Date of the Plan, on the date of the first Board meeting each January of each calendar year after 1997 during the term of the Plan, there shall be granted automatically (without any action by the Administrator) a Stock Option (the Date of Grant of which shall be such date in January) to each such Nonemployee Director then in office to purchase 2,000 shares of Common Stock (subject to adjustment pursuant to Section 8 hereof). These shares shall be vested one year after the Date of Grant.

    (ii) As to each person who becomes a Nonemployee Director after the Effective Date of the Plan, on the anniversary date of such person having become a Nonemployee Director, there shall be granted automatically (without any action by the Administrator) a Stock Option (the Date of Grant of which shall be such anniversary date) to each such Nonemployee Director then in office to purchase 2,000 shares of Common Stock (subject to adjustment pursuant to Section 8 hereof). These shares shall be vested one year after the Date of Grant.

  (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no Nonemployee Director shall receive more than one Stock Option under this
Section 6 in any calendar year.

7. TERMS AND CONDITIONS OF STOCK OPTIONS.

  (a) Purchase Price. The purchase price of Common stock under each Stock Option granted under Section 6 will be equal to the Fair Market Value of the Common Stock on the Date of Grant.

  (b) Exercise Period. Stock Options may be exercised from time to time in accordance with the terms of the applicable Option Agreement and this Section
7. No Stock Option granted pursuant to Section 6 hereof shall be exercised prior to the first anniversary of its Date of Grant. Notwithstanding anything to the contrary in the Plan or any Option Agreement hereunder, no Option granted hereunder shall be exercised after ten years and one month from its Date of Grant.

  (c) Payment of Purchase Price. Upon the exercise of a Stock Option, the purchase price will be payable in full in cash or its equivalent acceptable to the Company. In the discretion of the Administrator, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

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  (d) No Fractional Shares. No fractional shares will be issued pursuant to the exercise of a Stock Option, nor will any cash payments be made in lieu of fractional shares.

  (e) Exercisability. Except as provided in the Option Agreement for any Option granted hereunder or subsection (f) or (g) hereof, a Participant may not, until the end of the second year after the Date of Grant of an Option granted under Section 6 hereof, purchase by exercise of such Option an aggregate of more than 50% of the total number of shares subject to such Option. At any time on or after the second anniversary of such Date of Grant with respect to Options granted under Section 6 hereof until such Option expires or terminates, a Participant may purchase all or any part of the shares that he or she theretofore failed to purchase under such Option Agreement.

  (f) Termination of Directorship. If a Participant's services as a member of the Board terminate by reason of death, Disability or Normal Board Retirement, an Option granted hereunder held by such Participant shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of shares of Common Stock subject to such Option for one year after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a Participant dies or suffers a Disability during said one year period after Normal Board Retirement, such Option shall remain exercisable in full for a period of one year after the date of such death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate. If a Participant's services as a member of the Board terminate for any other reason, any portion of an Option granted hereunder held by such Participant which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for sixty (60) days after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a Participant dies or suffers a Disability during such sixty (60) day period such Option may be exercised for a period of one year after the date of such Participant's death or Disability, or until the expiration of the stated term of such Option, whichever period is shorter, in accordance with its terms, but only to the extent exercisable on the date of the Participant's death or Disability.

  (g) Change in Control. Notwithstanding any other provisions of the Plan, upon any Change in Control (as hereinafter defined in this Section 7) the unexercised portion of a Stock Option granted hereunder shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full during the remainder of its term without regard to any limitations of time or amount otherwise contained in the Plan. The term "Change in Control" shall mean:

    (i) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) becomes the beneficial owner (as such term is used in
  Section 13(d)(1) of the Exchange Act) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company; or

    (ii) During any period of thirty-six (36) consecutive months (whether commencing before or after the Effective Date of this Plan), individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

    (iii) Any reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another issuer or both, or upon the sale of all or substantially all the assets of the Company; or

    (iv) The approval by the stockholders of the Company of any Plan or proposal for the Company to be Acquired (as defined below) or for the liquidation or dissolution of the Company.

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  For purposes of this Section 7, the Company shall be considered to be
Acquired only if the owners of its voting securities immediately prior to the effective date of any transaction referred to in Section 8(b) below will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets.

8. ADJUSTMENT PROVISIONS.

  (a) Subject to Section 8(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in
(i) the maximum number and kind of shares or other securities provided in
Section 3(a), (ii) the number and kind of shares or other securities subject to the then outstanding Stock Options, (iii) the price for each share or other unit of any other securities subject to then outstanding Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable, and (iv) the number, kind and price of shares or other securities to be granted pursuant to Section 6 hereof.

  (b) Notwithstanding the provisions of Section 8(a) and subject to the provisions of Section 7(g) hereof, upon dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another issuer or both or upon the sale of all or substantially all the assets of the Company, all restrictions applicable to the exercise of outstanding Stock Options shall continue in full force and effect and provision shall be made in connection with such transaction for the continuance of the Plan and the assumption of the outstanding Stock Options by or the substitution for such Stock Options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof or the Company with appropriate and proportionate adjustment in (i) the number and kind of shares or other securities or cash or other property subject to such Stock Options and (ii) the price for each share or other unit of any other securities or cash or other property subject to such Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable; provided, however, that if no public market exists for the Common Stock or the other securities or property which would be subject to such Stock Options after consummation of such transaction, such Stock Options shall be converted into the right to receive, upon exercise thereof, an amount of each equal to the amount determined by the Administrator to be the Fair Market Value on the effective date of such transaction of the stock, other securities, cash and other property that a share of Common Stock is entitled to receive, or into which it is converted, pursuant to such transaction.

  (c) Adjustments under Sections 8(a) and 8(b) will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive in the absence of manifest error or arbitrary action. No fractional interest will be issued under the Plan on account of any such adjustments.

9. GENERAL PROVISIONS.

  (a) The grant of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option awarded to any other Participant) as the Administrator determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on reissue or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements, and

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to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith.

  In connection with the administration of the Plan or the grant of any Option, the Administrator may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules promulgated under Section 16 of the Exchange Act or those rules that facilitate exemption from or compliance with the Act or the Exchange Act), the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.

  (b) No person shall be entitled to the privileges of stock ownership with respect to shares of stock which are subject to Options hereunder until such person shall have become the holder of record of such shares.

  (c) No fewer than fifty shares may be purchased at one time pursuant to any Stock Option unless the number purchased is the total number at the time available for purchase under the Stock Option.

  (d) Options shall not be transferable by the Participants other than by will or the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order as such term is defined in the Internal Revenue Code of 1986, as amended, and during the lifetime of a Participant shall be exercisable only by such Participant, except that to the extent permitted by applicable law, and Rule l3-b promulgated by the Securities and Exchange Commission under the Exchange Act, the Administrator may permit a Participant to designate in writing during his or her lifetime a beneficiary to receive and exercise Options in the event of such Participant's death. Following the death of a Participant, Options held by such Participant shall be exercisable, in accordance with their terms by such designated beneficiary or, if no such beneficiary has been designated, by the Participant's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance. Any attempt to transfer, assign, hypothecate or otherwise dispose of, or to subject to attachment, execution or similar process, an Option granted hereunder contrary to the provisions hereof shall be void and ineffective, shall give no rights to the purported transferee and shall at the sole discretion of the Administrator result in forfeiture of such Option with respect to the shares involved in such attempt.

  (e) The Plan and all Stock Options granted under the Plan and the documents evidencing Stock Options shall be governed by, and construed in accordance with, the laws of the State of Delaware.

10. COMPLIANCE WITH LAW AND REGULATIONS.

  The obligation of the Company to sell and deliver any shares of Common Stock under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Board. The Board may make any changes in the Plan and include such terms in any Option Agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority.

11. NONEXCLUSIVITY OF THE PLAN.

  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as having any impact on existing qualified or nonqualified retirement or bonus plans of the Company, or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or appreciation rights otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.


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12. CONTINUATION OF SERVICE.

  Nothing contained in this Plan (or any written Option Agreement) shall be construed as providing any person with the right to continue to serve as a director of the Company or any subsidiary, or on any committee thereof, or in any special capacity on any such Board.

13. EXCULPATION AND INDEMNIFICATION.

  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful conduct, or criminal acts of such persons.

14. AMENDMENT AND TERMINATION.

  (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in Section 8 of the Plan:

    (i) Change the class of persons eligible to receive Stock Options under the Plan; or

    (ii) Increase the number of shares of Common Stock subject to the Plan.

  (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under the Plan.

15. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

  This Plan will become effective upon the adoption by the Board subject to approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders of the Company held after such Board adoption (the "Effective Date"). Any Options granted hereunder prior to approval of the Plan by the stockholders shall be granted subject to such approval and may not be exercised or realized, nor may Common Stock be irrevocably transferred to an Participant until and unless such approval has occurred and the provisions of
Section 9(a) have been satisfied. Unless previously terminated the Plan will terminate ten years and one month after adoption by the Board, but such termination shall not affect any Stock Option previously made or granted.

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